EXHIBIT A

                                     HEC INC.

                         BALANCE SHEET - June 30, 2001


                                      ASSETS


CURRENT ASSETS:                                                  2001
                                                              -----------
    Cash and cash equivalents                                  $ 3,348,307
    Contract receivables, current,
    less allowance for uncollectibles of $1,102,234             21,525,058
    Other current assets                                           690,222
                                                              ------------
                  Total current assets                          25,563,587
                                                              ------------
PROPERTY AND EQUIPMENT                                          10,449,016
    Less accumulated depreciation and amortization               6,745,491
                                                              ------------
                  Net property and equipment                     3,703,525
                                                              ------------
OTHER ASSETS                                                    58,568,086

TOTAL ASSETS                                                  $ 87,835,198
                                                              ============


                    LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
    Accounts Payable                                           $ 6,387,767
    Accrued Expenses                                             3,642,472
    Accrued Income Taxes                                           151,970
    Short-Term Borrowing NU Moneypool                           12,100,000
                                                              ------------
                  Total current liabilities                     22,282,209
                                                              ------------

OTHER LIABILITIES:
    Deferred income tax liability                                  446,887
    Other                                                       38,666,390
                                                              ------------
                  Total other liabilities                       39,113,277
                                                              ------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY
    Common stock, $1 par value.
     Authorized and issued 100 shares                                  100
    Additional paid-in-capital                                  24,900,000
    Foreign Currency Exchange
    Retained Earnings                                            1,539,612
                                                              -----------
                  Total stockholder's equity                    26,439,712

                  TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY  $87,835,198
                                                              ============


                                   HEC INC.

                           STATEMENT OF OPERATION

                     FOR THE QUARTER ENDED June 30, 2001

REVENUES                                           $ 27,790,469

COST OF REVENUES                                     22,988,003
                                                   ------------
    Gross profit                                      4,802,466

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES          3,533,330
                                                   ------------
    Operating income                                  1,269,136
                                                   ------------
INTEREST INCOME (EXPENSE)
    Interest income                                    1,020,766
    Interest expense                                   (962,288)
                                                   -------------
                                                         58,478
                                                   -------------
    Income before income tax expense                  1,327,614

INCOME TAX EXPENSE                                      490,861

   Net Income (Loss)                                 $  836,753
                                                   =============